For the semi-annual period ended (a) September 30,
1999
File number (c) 811-4710



                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders


     An Annual Meeting of Stockholders was held on July 1, 1999 and adjourned to July 29, 1999. At such meeting the stockholders elected the entire slate of Class I Directors, approved a change in investment restriction and ratified the selection of independent accountants.


     a)   Approval of Directors

                              Affirmative     Shares
                              votes cast     Withheld

           Olarn Chaipravat   10,424,357          821,065
           Michael J. Downey  10,602,738          652,684
           John A. Morrell    10,483,703          771,719

     b)   Approval of Change in Investment Restriction

          Affirmative     Negative     Abstain      Del
           Votes Cast    Votes Cast     Votes      N-Vote
           7,154,789     1,796,354     201,194    2,103,084

     c)   Approval of Independent Accountants

                Affirmative    Negative     Shares
                 Votes Cast   Votes Cast  Abstained
                 11,022,820     88,020    144,581